As filed with the Securities and Exchange Commission on August 30, 1996.

                                                    Registration No. 333-
- --------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                           SUIZA FOODS CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)


               DELAWARE                           75-2559681
    --------------------------------         ---------------------
    (State or Other Jurisdiction of           (I.R.S. Employer
     Incorporation or Organization)            Identification No.)


                           3811 TURTLE CREEK BLVD.
                                  SUITE 1300
                             DALLAS, TEXAS 75219
                                (214) 528-0939

     (Address, including Zip Code, and Telephone Number, including Area
              Code, of Registrant's Principal Executive Offices)

                          -------------------------

                         SUIZA FOODS CORPORATION 1995
                    STOCK OPTION AND RESTRICTED STOCK PLAN
                             (Full Title of Plan)

                          -------------------------

        GREGG L. ENGLES                                     COPY TO:
    CHAIRMAN OF THE BOARD AND                     WILLIAM A. MCCORMACK, ESQ.
     CHIEF EXECUTIVE OFFICER                         HUGHES & LUCE, L.L.P.
      3811 TURTLE CREEK BLVD.                    1717 MAIN STREET, SUITE 2800
           SUITE 1300                                 DALLAS, TEXAS  75201
       DALLAS, TEXAS 75219                               (214) 939-5500
         (214) 528-0939
 (Name, Address, and Telephone Number,
 including Area Code, of Agent for Service)

                          -------------------------

                       CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
                                   PROPOSED          PROPOSED
TITLE OF EACH CLASS   AMOUNT       MAXIMUM           MAXIMUM        AMOUNT OF
 OF SECURITIES        TO BE     OFFERING PRICE      AGGREGATE     REGISTRATION
TO BE REGISTERED   REGISTERED(1)  PER SHARE(2)   OFFERING PRICE(2)     FEE
- --------------------------------------------------------------------------------
Common Stock,
$.01 par value      1,069,500       17.19          $18,384,705       $6,340
- --------------------------------------------------------------------------------

(1) An indeterminate number of additional shares of Common Stock may be issued if the anti-dilution adjustment provisions of the plans become operative.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of Common Stock, as reported on the Nasdaq National Market on Thursday, August 29, 1996, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

                                       Page 1 of 13 sequentially numbered pages.
                                             The Index to Exhibits is on page 8.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Suiza Foods Corporation (the "Registrant") are incorporated by reference in this Registration Statement:

         (a) Final Prospectus dated April 17, 1996 filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), relating to the Registrant's Registration Statement on Form S-1, as amended (Reg. No. 333-1858), and the Registrant's Registration Statement under
Rule 462(b) of the Securities Act (Reg. No. 333-03698) (collectively the "Form S-1 Registration Statement"), which contains audited financial statements of the Registrant for the Registrant's last completed fiscal year (the "Final Prospectus").

         (b) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the Final Prospectus.

         (c) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A, dated March 30, 1996, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation provides, consistent with the provisions of the Delaware General Corporation Law, that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director. This does not apply, however, with respect to any action for unlawful payments of dividends, stock purchase or redemptions, nor does it apply if the director: (i) has breached his duty of loyalty to the Registrant and its stockholders; (ii) does not act in good faith or, in failing to act, does not act in good faith; (iii) has acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) has derived an improper personal benefit. The provisions of the Certificate of Incorporation eliminating liability of directors for monetary damages do not affect the standard of conduct to which directors must adhere, nor do such provisions affect the availability of equitable relief. In addition, such limitations on personal liability do not affect the availability of monetary damages under causes of action based on federal law.

         Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

         The Underwriting Agreement between the Registrant and Bear, Stearns & Co. Inc. and Piper Jaffray, Inc., as representatives of the underwriters named therein, a form of which was filed as Exhibit 1.1 to the Company's Form S-1 Registration Statement, contains agreements of indemnity between the Registrant and the Underwriters as to certain liabilities, including liabilities under the Securities Act, and in certain circumstances provides for indemnification of the Registrant's officers and directors. In addition, the Registrant intends to purchase and maintain insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or executive officers or arising out of such status.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-7 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)  The Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the

Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on August 29, 1996.

                                       SUIZA FOODS CORPORATION


                                          By:  /s/ Gregg L. Engles
                                              ----------------------------------
                                               Gregg L. Engles,
                                               CHAIRMAN OF THE BOARD AND
                                               CHIEF EXECUTIVE OFFICER


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Suiza Foods Corporation, hereby severally constitute and appoint Gregg L. Engles and Tracy L. Noll, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place and stead, in any and all capacities, to sign Suiza Food Corporation's Registration Statement on Form S-8, and any other Registration Statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Gregg L. Engles        Chairman of the Board and Chief      August 29, 1996
- -------------------------- Executive Officer
    Gregg L. Engles


/s/ Cletes O. Beshears     President, Chief Operating Officer   August 29, 1996
- -------------------------- and Director
    Cletes O. Beshears


/s/ Hector M. Nevares      President of Suiza-Puerto Rico       August 29, 1996
- -------------------------- and Director
    Hector M. Nevares


/s/ Gayle O. Beshears      President of Reddy Ice and Director  August 29, 1996
- --------------------------
    Gayle O. Beshears

/s/ Tracy L. Noll          Vice President, Chief Financial      August 29, 1996
- -------------------------- Officer and Secretary
    Tracy L. Noll


/s/ P. Eugene Pender       Director                            August 29, 1996
- --------------------------
    P. Eugene Pender


/s/ Stephen Green          Director                            August 29, 1996
- --------------------------
    Stephen Green


/s/ Robert L. Kaminski     Director                            August 29, 1996
- --------------------------
    Robert L. Kaminski


/s/ Robert Piccinini       Director                            August 29, 1996
- --------------------------
    Robert Piccinini


                           Director                            August   , 1996
- --------------------------                                           ---
  Robert Bartholomew

                              INDEX TO EXHIBITS

Exhibit                                                           Sequentially
Number                       Exhibit                             Numbered Page
- --------------------------------------------------------------------------------

4.1 Specimen form of Common Stock certificate of the Registrant (filed as Exhibit 4.1 to the Registrant's
         Registration Statement on Form S-1
         (Registration No. 333-1858) and incorporated herein by this reference).

4.2      Amended and Restated Reorganization Agreement
         (filed as Exhibit 2.1 to the Registrant's Registration
         Statement on Form S-1 (Registration No. 333-1858) and incorporated herein by this reference).

4.3      Certificate of Incorporation of the Registrant
         (filed as Exhibit 3.1 to the Registrant's Registration
         Statement on Form S-1 (Registration No. 333-1858) and incorporated herein by this reference).

4.4      Certificate of Amendment of Certificate of
         Incorporation of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration
         Statement on Form S-1 (Registration No. 333-1858) and incorporated herein by this reference).

4.5 Certificate of Correction of Certificate of Amendment of Certificate of Incorporation of the Registrant (filed as Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-1858) and incorporated herein by this reference).

4.6      Certificate of Amendment of Certificate of
         Incorporation of the Registrant (filed as Exhibit 3.4 to the Registrant's Registration
         Statement on Form S-1 (Registration No. 333-1858) and incorporated herein by this reference).

Exhibit                                                           Sequentially
Number                       Exhibit                             Numbered Page
- --------------------------------------------------------------------------------
4.7      Bylaws of the Registrant (filed as Exhibit 3.5 to the
         Registrant's Registration Statement on Form S-1
         (Registration No. 333-1858) and incorporated herein by this reference).

4.8      Registration Rights (Exhibit G(2 to Amended and
         Restated Reorganization Agreement) (filed as
         Exhibit 4.2 to the Registrant's Registration
         Statement on Form S-1 (Registration No. 333-1858) and incorporated herein by this reference).

4.9      Suiza Foods Corporation Exchange Stock Option and
         Restricted Stock Option Plan (filed as Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-1858) and incorporated herein by this reference).

4.10 Exchange Stock Option and Restricted Stock Agreement between the Company and Cletes O. Beshears (filed as
         Exhibit 10.2 to the Registrant's Registration
         Statement on Form S-1 (Registration No. 333-1858) and incorporated herein by this reference).

4.11 Exchange Stock Option Agreement between the Company and Gayle O. Beshears (filed as Exhibit 10.3 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-1858) and incorporated herein by this reference).

4.12 Exchange Stock Option Agreement between the Company and Gayle O. Beshears (filed as Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-1858) and incorporated herein by this reference).

4.13 Suiza Foods Corporation 1995 Stock Option and Restricted Stock Plan (filed as Exhibit 10.5 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-1858) and incorporated herein by this reference).

Exhibit                                                           Sequentially
Number                       Exhibit                             Numbered Page
- --------------------------------------------------------------------------------
4.14 Form of Option Agreement granted March 31, 1995 between Suiza Foods Corporation and
         Messrs. Gregg L. Engles, Cletes O. Beshears,
         Hector M. Nevares, Gayle O. Beshears and Tracy L. Noll
         (filed as Exhibit 10.6 to the Registrant's
         Registration Statement on Form S-1 (Registration
         No. 333-1858) and incorporated herein by this reference).

4.15 Form of Option Agreement granted January 1, 1996 between Messrs. Gregg L. Engles, Cletes O. Beshears, Hector M. Nevares, Gayle O. Beshears, Tracy L. Noll and Robert Piccinini (filed as Exhibit 10.7 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-1858) and incorporated herein by this reference).

5.1      Opinion of Hughes & Luce, L.L.P.                                 11

23.1     Consent of Hughes & Luce, L.L.P.
         (Contained in Exhibit 5.1)

23.2     Consent of Deloitte & Touche LLP                                 12

24.1     Powers of Attorney (contained at Page II-5)